Exhibit 32

STATEMENT OF THE CHIEF EXECUTIVE OFFICER AND THE
CHIEF FINANCIAL OFFICER OF REGIONS FINANCIAL CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

Each of the undersigned hereby certifies in his capacity as an officer of Regions Financial Corporation (the "Company") that this Quarterly Report on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: November 3, 2006

/s/ Jackson W. Moore
Jackson W. Moore
Chairman, President and Chief Executive Officer

DATE: November 3, 2006

/s/ D. Bryan Jordan
D. Bryan Jordan
Executive Vice President and
Chief Financial Officer